Exhibit 10.9

Automobile Financial Leasing Business Cooperation Agreement

Between

Huiyi Financing and Leasing (Tianjin) Co., Ltd. (Ningbo Branch)

and

Guobang (Chengdu) Financing and Leasing Co., Ltd.

Agreement Number:

Date of Signing: January 29, 2018

Seal: Guobang (Chengdu) Financing and Leasing Co., Ltd.

Automobile Financial Leasing Business Cooperation Agreement between Huiyi Financing and

Leasing (Tianjin) Co., Ltd. (Ningbo Branch) and Guobang (Chengdu) Financing and Leasing Co., Ltd.

Party A: Huiyi Financing and Leasing (Tianjin) Co., Ltd. (Ningbo Branch)

Party B: Guobang (Chengdu) Financing and Leasing Co., Ltd.

Guarantors: Gao Youkang, Li Xing, Kong Lingping, Liu Guoping, Liu Tianjun, Li Xiaojian, Zhao Feng, Sichuan Cheling Auto Service Co., Ltd., Mixixi International Trading (HK) Co., Limited, Sichuan Shidai Jincheng Automobile Trading Co., Ltd., and Hunan Chefenqi Automotive Service Co., Ltd.

In order to realize an organic combination between the professional service advantages of Party A as a financial leasing company and the advantages of Party B on the automobile sales market and to promote the common development of the automobile financial leasing business of Party A and Party B, both parties, in the principle of complementary advantages, shared benefits and risks, decided to enter into a comprehensive cooperation in the automobile financial leasing business, and at the same time reach the following agreement in accordance with relevant laws and regulations:

Chapter I General

Article 1 The business cooperation agreement involves the following members: Huiyi Financing and Leasing (Tianjin) Co., Ltd. (Ningbo Branch) (Party A), Guobang (Chengdu) Financing and Leasing Co., Ltd. (Party B), Party B’s branches, subsidiaries and dealers, and end users of Party B sold automobiles (lessees).

Article 2 Party B agrees that Party A is a preferred partner of the financial leasing business concerning the motor vehicles it sells, and Party A agrees to provide financial leasing services for the end users recommended by Party B and approved by Party A.

Chapter II Content and Provisions of Cooperation

Article 3 Overview of Cooperation Model

3.1 Party A and Party B work together to explore the vehicle financial leasing business. Party B is responsible for recommending the end vehicle user to Party A as the lessee of Party A’s financial leasing business (hereinafter referred to as the “Lessee”). Party A, within the scope of recommendation by Party B, provides financial leasing services for the Lessee who meets Party A’s own business rules and policies. Party B is responsible for the development, daily management and technical execution of the Lessee. The Lessee pays the rent and other payables directly to Party A.

3.2 In this mode, Party A designates Party B as the management party of the leased vehicles, and licensed vehicle mortgage registration is carried out in the [first] way among the follows:

1) The leased vehicle is registered under the name of Party B and its branch, and Part A or a third party designated by Party A, as the mortgagee, handles the vehicle mortgage registration.

2) The leased vehicle is registered under the name of the Lessee, and Part A or a third party designated by Party A, as the mortgagee, handles the vehicle mortgage registration.

3) The leased vehicle is registered under the name of Party A and its branch or a third party designated by Party A

4) [Other ways].

3.3 Financial Leasing Contract: It is a general term for a series of financial leasing contracts (including complete sets of legal documents such as annexes and supplementary agreements) signed by Party A with Party B’s recommended Lessees under this Cooperation Agreement; The transaction models of lease item purchase and financial leasing are agreed in the Financial Leasing Contract.

3.4 Party B and Guarantors shall bear the repurchase obligation for the Financial Leasing Contract signed between Party A and the Lessee under this Agreement within the scope as stipulated in this Agreement.

3.5 Party B and Guarantors shall, in accordance with the provisions of this Agreement, provide a joint and several liability guarantee for the Lessee under the Financing Leasing Contract signed by Party A and the lessee under this Agreement.

3.6 Party A has the right to decide whether to initiate, suspend, terminate or discharge the financial leasing relationship with the Lessee in accordance with the Financial Leasing Contract pursuant to the risk situation of the Lessee and in consideration of the asset scale, credit rating and rent payment of the Lessee as well as the use of the lease item and the Lessee’s performance of other obligations under the Financial Leasing Contract. Party A has the right to require the Lessee to provide security measures other than those agreed in this Agreement.

Article 4 Term and Area of Cooperation

4.1 The term of cooperation under this Agreement is 3 years, from January 29, 2018 to January 28, 2021.

4.2 During the term of cooperation under this Agreement, both parties may, with mutual agreement, adjust in writing the term of cooperation according to the actual situation.

4.3 The area of business cooperation is the sales areas in China that are recommended by Party B to Party A and approved by Party A, i.e. the whole China.

Article 5 Basic Requirements for a Single Financial Leasing Business Recommended by Party B

5.1 Down Payment for Vehicle Purchase: The down payment paid by the Lessee to the seller for vehicle purchase shall not be less than 15% of the actual value of the vehicle.

5.2 Lease item: Passenger vehicles (new and used vehicles), new energy vehicles, logistics vehicles and commercial vehicles.

5.3 Lease Term: Each Financing Lease Contract shall not exceed 5 years.

5.4 Rent Interest Rate: It is subject to the product and Party A’s financing cost. See the specific documents for details.

5.5 Nominal Price (Hire Purchase Price): RMB 100 /transaction.

5.6 Financially leased vehicles should be equipped with Party A’s designated GPS, Party A will open the GPS platform to Party B and Party B will conduct daily monitoring of it.

5.7 Party A has the right to unilaterally formulate financial leasing product plans and requirements, and adjust the basic requirements and specific business plans of single financial leasing business based on market conditions, business policies, the Lessee’s credit, etc., and inform Party B.

Article 6 Business Operation Process and Requirements

6.1 Party A and Party B enter into this Automobile Financial Leasing Business Cooperation Agreement.

6.2 Pre-lease review and business acceptance of the financial leasing business:

6.2.1 Party B is responsible for the development of regional market customers and conducts a preliminary review of the Lessee;

6.2.2 For the Lessee in compliance with the business conditions of Party A’s financial leasing, Party B will recommend it to Party A for financial leasing business handling;

6.2.3 Party B collects the Lessee information according to the requirements of Party A on the information, Party B is responsible for checking authenticity, validity and completeness of all information provided by the Lessee;

6.2.4 Party B is responsible for forming a credit investigation report after Party A makes an investigation on the asset status, financial (income) status, operating status, external guarantee status and credit rating of the Lessee;

6.2.5 After receiving the recommendation by Party B and the Lessee information submitted by Party B, Party A will conduct pre-lease review to the Lessee, inform Party B of the results of the review and provide financial leasing services to the Lessee meeting Party A’s requirements; Party A has the right to initiate a supplementary investigation of the Lessee where necessary.

6.3 Collection of Financial Leasing Transaction Information

The contractual text for the financial leasing transaction is drafted by Party A or subject to the approval of Party A. When Party A agrees to provide financial leasing services to the Lessee, Party B is responsible for collecting the following information:

6.3.1 The originals of the Financial Leasing Contract and annexes thereto that have been signed by the Lessee, Guarantors (if any) and the interview certification materials from the Lessee and Guarantors (if any) in accordance with Party A’s requirements;

6.3.2 Under the direct leasing mode, the original Product Sales Contract signed by the seller and confirmed by the Lessee with signature; under the leaseback mode, the original Product Sales Contract signed by the seller and the Lessee;

6.3.3 The Lease Item Receipt signed by the Lessee, which should contain the unique identification of the leased items);

6.3.4 The Repurchase Guarantee Commitment Letter issued by Party B and its dealers on the Financial Leasing Contract (see Annex 1 for details);

6.3.5 The commercial insurance policy for the lease item, which shall be delivered to Party A within 10 working days from the date of receipt of the lease item;

6.3.6 The original invoice for the lease item, which shall be delivered to Party A within 10 working days from the date of receipt of the lease item;

6.3.7 The original vehicle registration certificate with Party A or the third party designated by Party A as the mortgagee, with the registration of vehicle mortgage completed within 5 working days from the date of the vehicle registration;

6.3.8 Other Documents and Supporting Materials Required by Party A.

Party B is responsible for the truthfulness, accuracy and completeness of the above information and submits the information to Party A in a timely manner. There are no false records, misleading statements or any omissions. If Party A changes its requirements for the above financial leasing transaction information, it shall notify Party B in time and Party B shall provide relevant information in accordance with Party A’s notice.

6.4 Review and Signing of Financial Leasing Transaction Information

Party A shall, after receiving the financial leasing transaction information submitted by Party B, review it, and sign contracts related to financial leasing in a timely manner. For the financial leasing information that does not meet the requirements, Party A shall promptly return it to Party B.

6.5 Payment of Equipment Price

6.5.1 If Party A confirms to provide the financial leasing service to the Lessee, it shall pay the financing principal to Party B’s designated account after receiving the down payment paid by the Lessee, performance bond and other down payment certificates (if any), related contracts signed, contract signing image information, the vehicle registration certificate and the driving license.

6.6 Post-Lease Management of Lessee

Party B is responsible for the post-lease management of the Lessee, ensuring that the Lessee will return the principal and interest on time and in full. It is also responsible for tracing the financial status of the Lessee and the use of the lease item, ensuring that the Lessee is not engaged in malicious and dangerous use and does not deliberately use the vehicle in a value decreasing manner.

6.7 Lease Item Management

6.7.1 Party B is responsible for ensuring the installation of the Party A’s designated GPS device and system on the lease item, monitoring the physical location of the lease item in real time and checking the cause of the change. At the same time, Party B shall promptly notify Party A of the abnormality of the GPS and the verification results within one working day.

6.7.2 Party B is responsible for the vehicle registration and the leased vehicle mortgage registration formalities and other formalities required with Party A or the third party designated by Party A as the mortgagee.

6.7.3 Party B is responsible for the management of the lease item. If major problems such as damage to the lease item are found, Party B shall promptly take appropriate stop-loss measures, promptly inform Party A of the situation of the lease item and cooperate with Party A to take measures to deal with the follow-up matters.

6.7.4 Party B shall be responsible for the quality of the lease item and shall provide after-sales tracking services for the lease item; Party B shall actively respond when the Lessee or any third party files a claim for the quality of the lease item.

6.7.5 Where the lease item needs to be retrieved due to the Lessee’s default, the cancellation or termination of the Financial Leasing Contract, or Party A requires to retrieve the lease item, Party B is responsible for the withdrawal of the lease item and reporting in writing the situation of the withdrawal to Party A within 3 working days from the date of withdrawal. Party B is responsible for the recovery, storage and keeping of the lease item and disposing the lease item in accordance with the instructions of Party A.

6.7.6 Where the vehicle under the single financial leasing business fails to be registered with the ownership change, Party B shall ensure that Party B and the Lessee do not place encumbrances upon the vehicle (including but not limited to mortgage, pledge, lien or causing the vehicle to be confiscated, seized or enforced, except the encumbrances placed for the performance of this Agreement and the Financial Leasing Contract), make the vehicle free and clear of other rights disputes (including but not limited to the resale and delivery to any third party) and ensure that the Lessee is the actual user of the vehicle. Where Party A is required to pay compensation due to a traffic accident and the Lessee is not able to pay or acts to indicate that it will not pay, Party B shall bear such compensation and make payment to Party A before Party A’s payment therefor.

6.7.7 In the event of vehicle sale restriction that causes difficulties in vehicle disposal, Party B shall unconditionally purchase the undisposed vehicle and pay the unpaid due rent, undue rent, liquidated damages, late payment penalties and other payables that should be paid by the Lessee for the single financial leasing business.

6.7.8 Party B is responsible for the supervision of all financing vehicles. In case of vehicle damage caused by man-power or force majeure, Party B is responsible for covering the loss of Party A.

6.8 Insurance for the Lease Item

6.8.1 Party B shall collect insurance premiums from the Lessee in accordance with the requirements of Party A and purchase Party A’s designated insurance from the insurance company approved by Party A. The first beneficiary of the insurance shall be Party A, and Party B shall hand over the policy to Party A for safekeeping.

6.8.2 Party B shall ensure that the lease item is covered by Party A’s designated insurance during the entire lease term, including but not limited to compulsory insurance for traffic accidents of motor vehicles, third-party liability insurance (not less than RMB 500,000), automobile damage insurance, theft and robbery insurance (or theft and robbery guarantee insurance), spontaneous combustion insurance (second-hand vehicles), SDEW and various insurances required by Party A. All the losses arising from the delayed insurance purchase or renewal shall be borne by Party B.

6.8.3 Where insurance claim need exists due to the equipment, Party B shall immediately notify Party A and be responsible for submitting a claim to the insurance company, in which case Party A shall offer cooperation. Party A is entitled to the priority of the insurance compensation in accordance with the relevant provisions of the Financial Leasing Contract.

6.9 Vehicle Registration Management

6.9.1 Party B confirms that the ownership of the vehicle under the Financial Leasing Contract fully belongs to the lessor Huiyi Financing and Leasing (Tianjin) Co., Ltd. (Ningbo Branch) during the lease term. The ownership of the vehicle and the right of management before and after the registration is owned by Party A and shall not change although the vehicle is registered under the name of Party B, the Lessee or any other third party.

6.9.2 Party B confirms that the sole purpose of invoicing and vehicle registration under the name of Party B, the Lessee or any other third party is to facilitate the management of the lease item, and the ownership of the lease item is still attributable to Party A. Party B will not use the foregoing as a reason to object to Party A’s ownership of the lease item at any time.

6.9.3 Party B warrants that, without the prior written consent of Party A, the vehicle may not be disposed (including but not limited to any transfer, sublease, pledge, mortgage and change in the right of management), and all losses therefrom to Party A shall be borne by Party B.

6.9.4 Party A has the right to require, as needed, Party B to pledge the lease item under this Agreement to Party A or the third party designated by Party A, in which case Party B shall offer cooperation unconditionally.

6.9.5 Party B shall unconditionally cooperate with the delivery of the vehicle when Party A or the third party designated by Party A disposes the vehicle. Party B is responsible for handling the relevant transfer formalities but may not charge Party A any fees and earn intermediate discounts.

6.9.6 Party B is obliged to cooperate with Party A or the third party designated by Party A to conduct irregular inspections of the lease item.

6.9.7 Party B is responsible for handling the registration and inspection, insurance claims, traffic violation penalties, traffic accidents, traffic offences and related litigation cases concerning the leased vehicle.

6.9.8 Party B shall be fully liable for any loss caused to Party A due to its failure to perform this Agreement.

6.10 Vehicle Warrant Data Management

6.10.1 Party B shall, in accordance with this Agreement, deliver the contract, the lease item invoice, the vehicle registration certificate, the policy and other warrants (collectively referred to as “Vehicle Warrants”) to Party A in a timely manner. Party A has the right to request Party B to immediately perform the repurchase obligation if Party B fails to deliver such Vehicle Warrants in accordance with this Agreement.

6.11 Collection of Rents and Other Payments

6.11.1 The Lessee shall pay Party A the rent on time and in full in accordance with the Financial Leasing Contract signed with Party A and the annexes thereto. When the Lessee has overdue rent payment, Party A will collect the late payment penalty from the Lessee from the commencing date of the overdue payment, which is calculated in accordance with the relevant provisions of the Financial Leasing Contract.

6.11.2 If, due to the Lessee’s reason, other payables (including but not limited to late payment penalties, liquidated damages, etc.) other than the lease principal and interest are paid to Party B, Party B shall, on the date of receipt of such payment, pay the corresponding payment to Party A’s designated collection account.

6.11.3 Party B is responsible for collection and bears the relevant costs, and the collection measures include but are not limited to ceasing after-sales services to the Lessee’s equipment, telephone collection, visiting collection, document collection, recycling the lease item, litigation, finding property leads and assisting in enforcement.

6.12 Settlement

For the financial leasing business under this Agreement, the Lessee may handle the settlement formalities after the Lessee has paid off all the principal, interest and other payables under the Financial Leasing Contract. In this case, Party A shall forward the relevant ownership transfer documents and warrants to the Lessee, and Party B shall cooperate with the Lessee to complete the mortgage and transfer formalities.

Chapter III Cooperation Related Fees

Article 7 Cooperation Related Fees

7.1 Service fees collected by Party B can be included in the vehicle financing project, and Party B shall invoice Party A therefor and bear relevant taxes.

Clause 8 Deduction

8.1 After the repurchase conditions of this Agreement are met, if Party B fails to fulfill its repurchase obligation to make the repurchase payment to Party A or fails to perform the guarantee compensation obligation in accordance with this Agreement or fails to make up the margin (if any) in a timely manner and Party B fails to make any payment due to Party A under this Agreement, Party A shall have the right to have a direct offset from any payment due from Party A to Party B; If it is still insufficient to offset, Party B shall make payment immediately in accordance with Party A’s request.

Article 9 Account Information

9.1 Party A’s collection account information under this Agreement is as follows:

Account Holder: Huiyi Financing and Leasing (Tianjin) Co., Ltd. (Ningbo Branch)

Account Number: ***********

Bank of Deposit: Industrial and Commercial Bank of China Co., Ltd. Ningbo Songzhaoqiao Sub-branch

9.2 Party B’s collection account information under this Agreement is as follows:

Account Holder: Guobang (Chengdu) Financing and Leasing Co., Ltd.

Account Number: ***********

Bank of Deposit: Agricultural Bank Chengdu Huayuan Sub-branch

Chapter IV Guarantee Measures

Article 10 Warranty Guarantee

10.1 Party B and Guarantors shall shoulder joint and several guarantee liability for the performance of all obligations of all the Lessees recommended by Party B under the Financial Leasing Contract.

10.2 The range of the warranty of Party B and Guarantors shall include, but not limited to, all reasonable expenses that the Lessee shall pay under the Financial Leasing Contract such as down payment, rent, late payment fee, performance fee and other payables. The guarantee period ceases in 2 years after the expiration of the creditor’s rights.

10.3 Where the Lessee fails to repay such payables as rent on time, Party B shall perform the guarantee obligation unconditionally and make compensation on behalf of the Lessee before 16:00 on the third working day after Party B receives from Party A the compensation notice documents (including the statement of account, compensation notice, etc.). Party B confirms and agrees that the compensation payment is broken down in the order specified in the Financial Leasing Contract. After Party A receives the compensation from Party B, it is deemed that the Lessee has made repayment, in which case Party B is responsible for continuing to recover the payment from the Lessee.

10.4 Where Party B fails to bear the real-time guarantee compensation on time and in full, it shall pay Party A liquidated damages as per 1‰ of the uncompensated amount each day.

10.5 Party B confirms that, when the creditor’s rights under any Financial Leasing Contract within the cooperation scope of this Agreement are transferred, any guarantees provided by Party B for the creditor’s rights within the cooperation scope of this Agreement, including but not limited to repurchase, joint and several liability warranty guarantee and creditor’s rights, are transferred together, and Party B irrevocably agrees to continue to provide guarantees for such creditor’s rights in accordance with the agreed manner, scope and time limit.

10.6 If after Party B advances the overdue payment for the Lessee, the Lessee subsequently repays the overdue amount to Party A, Party A shall pay the amount received from the Lessee to Party B’s designated account within three working days of receipt of the Lessee’s payment.

Article 11 Repurchase

11.1 Repurchase guarantees refer to that Party B unconditionally and irrevocably repurchases the creditor’s rights and property rights of Party A to the Lessee and makes the repurchase payment to Party A where the repurchase situation occurs. The repurchase guarantee is not subject to the actual transfer of the lease item. The recycling, quality and after-sales service problems of the lease item, as well as the invalidation, termination, dissolution and cancellation of the Financial Leasing Contract do not constitute the conditions for Party B to refuse to perform the repurchase guarantee obligations.

11.2 Party B shall deliver the Repurchase Guarantee Commitment Letter to Party A before Party A pays the lease item price. Party B’s issuing the Repurchase Guarantee Commitment Letter, signing the Financial Leasing Contract or annexes thereto and going through the license item registration under the name of Party B all represent that Party B agrees to provide the Financial Leasing Contract with an unconditional irrevocable repurchase guarantee.

11.3 Repurchase Responsibility Period: The period of the repurchase guarantee begins on the date when the Financial Leasing Contract takes effect and ends on the date when all the obligations under the Financial Leasing Contract between the Lessee and Party A are fully fulfilled. The expiration of the cooperation period stipulated in this Agreement does not affect the performance of Party B’s repurchase guarantee obligations.

11.4 In any of the following circumstances, Party A has the right to request Party B to perform the unconditional and irrevocable repurchase guarantee liability in accordance with this Agreement:

11.4.1 Party B fails to deliver the lease item policy, the original sales invoice and contract of the lease item, and the original vehicle registration certificate to Party A within 10 working days from the date of the license item registration;

11.4.2 Party B does not complete the renewal before the expiration of insurance renewal and delivers the renewal policy to Party A within 10 working days after that;

11.4.4 Party B violates the provisions of this Agreement, causing Party A’s contractual purpose under Financial Leasing Contract to be unrealizable;

11.4.5 Party B and the Lessee deliberately provide material false information, deliberately conceal important facts or make false promises and guarantees.

11.5 Repurchase payment includes: The rent due but unpaid, the principal of undue rent, late payment penalties, liquidated damages, hire purchase price and other payables by the Lessee, with the margin provided by the Lessee (if any) deducted.

Repurchase payment = rent due but unpaid by the Lessee + principal of undue rent + late payment fee + liquidated damages + hire purchase price + related reasonable expenses - margin provided by the Lessee (if any).

11.6 In the event of a situation meeting the repurchase condition, Party A may send a Repurchase Notice (see Appendix 2 for the format and content thereof) to Party B by letter, email or fax, and Party B shall make the repurchase payment to the Party A’s designated collection account in one lump sum within 3 working days after receiving the repurchase notice. In the event that Party B delays the repurchase payment, Party B shall also pay Party A liquidated damages as per 0.5% of the unpaid repurchase payment for each natural day from the date of repurchase to the date of actual payment.

11.7 Before Party B makes the repurchase payment in full, Party A remains the creditor under the Financial Leasing Contract and the owner of the lease item. After Party A receives the repurchase payment in full, Party A shall issue to Party B the relevant documents, proving the transfer of the ownership and the creditor’s rights to the lease item under the Financial Leasing Contract, like the Certificate on the Transfer of the Creditor’s Rights to the Lease Item, and change the first beneficiary of the insurance for the lease term into Party B. The transfer of the above documents is deemed as that Party A has transferred the ownership and the creditor’s rights to the lease item to Party B.

11.8 Where Party B repurchases the lease item, it shall bear the expense related to the transfer of the ownership to the lease item. Party A does not assume any responsibility for the status and delivery of the lease item except for the transfer of ownership related documents on the leased item to Party B.

11.9 Where Party B authorizes its subsidiaries and dealers regard the vehicles sold as the lease item and such subsidiaries and dealers issue the Repurchase Guarantee Commitment Letter, Party B’s repurchase guarantee liability shall not be relieved. Party A may request Party B, Party B’s subsidiaries or dealers to fulfill the repurchase guarantee responsibility.

11.10 After the repurchase conditions of this Agreement are met, if Party B fails to fulfill its repurchase obligation, Party A shall have the right to have a direct offset from any amount payable to Party B; when it is still insufficient to offset, Party B shall pay Party A the full repurchase payment according to Party A’s request. Where Party B refuses to fulfill the repurchase obligation, Party A has the right to suspend or terminate the financial leasing business of Party B, and Party A has the right to deal with the losses caused by Party B’s failure to perform the repurchase obligation to Party A through litigation or non-litigation.

Article 12 Margin

12.1 Party A will charge Party B a certain amount of margin in accordance with the scale of the business under this Agreement.

12.2 Party B shall pay Party A the initial margin of RMB 100,000 only before 12:00 pm of the working day before the Lessee firstly proposes the financing request. The guarantee amount corresponding to the initial margin is RMB 5 million, that is, as long as the balance of the rent unpaid by the Lessee recommended by Party B does not exceed RMB 5 million, the fixed margin amount that Party B needs to deposit into the margin account is RMB 100,000. When the balance of the rent unpaid by the Lessees cumulatively recommended by Party B exceeds RMB 5 million, Party B needs to request Party A and to provide an additional margin, of which the specific proportion is based on the quality of the business. An additional margin is required according to Party A’s requirements.

12.3 For the above margin, where Party B delays the performance of guarantee compensation, repurchase and payment of the agreed amount under this Agreement to Party A, Party A has the right to directly deduct the amount due to Party A from the margin. Party B shall replenish the margin of the corresponding amount within 2 working days from the date of deduction. If the margin is not replenished as stipulated in the foregoing provision, Party B shall pay liquidated damages to Party A as per 0.5% of the non- replenished margin for each overdue day.

12.4 Where Party B delays the payment or replenishing of margin to Party A, Party A reserves the right to the financial leasing business of all Lessees recommended by Party B from the date of delay till Party B provides or replenishes the margin.

12.5 The margin does not bear interest when it is tied up by Party A. The cooperation between Party A and Party B terminates upon the expiration of the cooperation period. In this case, after Party B has settled the relevant compensation, Party A shall return the remaining margin (if any) without interest to Party B or deduct the compensation.

12.6 The parties acknowledge that the above margin does not mitigate or replace Party B’s joint and several warranty obligations under this Agreement and the Financial Leasing Contract.

Chapter V Rights and Obligations of Both Parties

Article 13 Rights and Obligations of Party A

13.1 Party A has the right to dispatch a business manager to Party B to conduct on-site supervision of the implementation of Party B’s recommended projects and assist Party B to review the client and go through relevant formalities. Party B shall provide the corresponding office space and other related facilities.

13.2 Party A has the right to know Party B’s production and operation status, financial status and major events. Party A also has the right to request Party B to provide financial accounting information and production and operation status information.

13.3 Party A has the right to decide whether to provide financial leasing services to the end users recommended by Party B and propose corresponding conditions for the financial leasing business.

13.4 Party A is obliged to formulate the product elements, liability systems and operation methods related to the financial leasing services provided by Party A to ensure the smooth business operation.

13.5 After Party B’s repurchase, Party A is obliged to provide assistance for the exercise and realization of the right of recourse of Party B.

Article 14 Rights and Obligations of Party B

14.1 Party B undertakes that, during the term of this Agreement, the projects or lessees recommended by it may not be recommended to other institutions that have conflicts of interests with Party A or engage in similar business with Party A.

14.2 Party B undertakes that it may not have popularization and promotion in the name of Party A beyond the scope of this Agreement without Party A’s written consent; Party B promises not to use Party A’s name for fraud and other criminal activities in the process of business activities’ liaison and development and customer recommendation. Party B may not make false promises in the name of Party A or collude with the Lessee or/and any third party to implement acts harming the interests of Party A in the course of conducting business.

14.3 For customers recommended to Party A, Party B assumes the qualification review responsibility and unlimited joint and several guarantee liability for Party A for such customers; Party B shall unconditionally advance or compensate Party A as to the due and unpaid amount by the Lessee when the Lessee recommended has overdue payment.

14.4 If the payment made by the Lessee is insufficient to cover the sum of the fees charged by Party A to the Lessee and the rent principal and interest that Lessee shall pay to Party A, Party B agrees to advance the remaining rent principal and interest. Party B shall have the right to recover other fees from the Lessee after the payment of the rent principal and interest and deal with the dispute with the Lessee at its own discretion. If the dispute with the Lessee causes losses to Party A, Party B shall bear the corresponding compensation liability.

14.5 Party B shall not enter into any agreement with the Lessee and make an agreement contrary to the Financial Leasing Contract between Party A and the Lessee. If Party B violates the provision and causes losses to Party A, Party B shall be liable for compensation.

14.6 Party B shall notify Party A in advance, if Party B undergoes a major change in property rights or an adjustment of the mode of operation, or Party B disposes all or part of its assets, or the affiliation relationship of Party B changes, which is sufficient to adversely affect the performance of this Agreement. Party B’s major property right changes or business mode adjustments include but are not limited to the property right and management right transactions of Party B through separation, combination, merger, being merged, restructuring, joint venture, custody, etc.; business closure, application for suspension of business for internal rectification, suspension of production, switch to other production, application for dissolution, application for bankruptcy, etc. If Party B fails to fulfill the notification obligation, it shall be responsible for all losses arising therefrom to Party A.

14.7 Party B has the right to require Party A to provide the financial leasing service in accordance with the provisions of this Agreement; it is obliged to recommend Party A with the Lessees that maintain good credit status and strong performance capacity to carry out the financial leasing business with Party A.

14.8 Party B shall ensure the authenticity, validity and uniqueness of the manufacturer’s certification documents provided to Party A such as vehicle certificate information.

Chapter VI Presentations and Warranties

Article 15 Statements and Warranties by Party B

Party B makes the following representations and warranties to Party A, which are valid until the termination of this Agreement.

15.1 Party B is a legal entity legally established and validly existing under the laws of the People’s Republic of China and has full legal capacity and the ability to authorize the signature and performance of this Agreement.

15.2 Party B warrants that it will, at the request of Party A, submit the financial statements such as the balance sheet and the income statement to Party A before the completion of the performance of this Agreement, and these statements comply with relevant Chinese laws and administrative regulations and truly and objectively reflect Party B’s financial status.

15.3 All documents, materials and signatures provided by Party B are true, valid, complete and accurate without any concealment.

15.4 Before the completion of the performance of this Agreement, Party B authorizes Party A to inquire, use and submit Party B’s credit information through the financial credit information basic database of the People’s Bank of China (referred to as the “Credit System of PBOC”).

Chapter VII Default

Article 16 Default

16.1 After the entry into force of this Agreement, both Party A and Party B shall perform their obligations under this Agreement in good faith. If either party fails to perform or does not fully perform the obligations hereunder, it shall bear the corresponding liability for breach of contract and compensate the other party for all direct losses (including but not limited to the principal, interest, penalty interest, liquidated damages, damages and litigation costs, attorneys’ fees and travel expenses incurred in order to realize the creditor’s rights).

16.2 In the event that Party B intentionally provides material false information to Party A, including but not limited to the information relating to the Lessee’s credit review, Financial Leasing Contract and annexes thereto, product sales contracts, vehicle warrants, etc., or Party B intentionally conceals important facts, Party A has the right to request Party B to pay Party A the liquidated damages in accordance with 30% of the rent principal inputted by Party A.

16.3 If Party B violates the provisions of Articles 14 and 15 of this Agreement or any promises, warranties and obligations under this Agreement, Party A has the right to unilaterally terminate this Agreement and ask Party B to pay all the losses suffered by Party A arising from Party B’s breach of this Agreement.

16.4 When Party B defaults, Party A may take one or more of the following measures:

(1) Instructing Party B to make correction;

(2) Unilaterally suspending or terminating this Agreement if Party B fails to make correction after receiving the written instructions from Party A;

16.5 Except the above-mentioned situations, no party may terminate this Agreement without the parties’ written agreement.

Chapter VIII Agreement Change or Termination

Article 17 Suspension of Cooperation

17.1 Party B acknowledges that Party A has the right to suspend cooperation under this Agreement in any of the following circumstances, until relevant circumstances are eliminated or Party A’s approved safeguards are provided:

17.1.1 The Lessee fails to fulfill its repayment obligations in a timely and full manner in accordance with this Agreement or/and the Financial Leasing Contract.

17.1.2 Party B fails to fulfill the repurchase obligation and joint and several warrant guarantee in a timely and full manner as stipulated in this Agreement.

17.1.3 In order to control the risk of cooperation, if Party B undergoes an event that has a material adverse effect on its assets, business, finances or taxation and affects the normal operation of the cooperative business, Party B shall notify Party A and negotiate with Party A on the follow-up matters in a friendly manner.

Article 18 Termination and Change of Cooperation

18.1 Where Party B has one of the following circumstances and cannot provide supplementary guarantee, Party A has the right to terminate the cooperation or change the content and scope of cooperation under this Agreement, with the business already carried out not affected:

18.1.1 Party B and its subsidiaries have suffered the loss of operating profits for four consecutive quarters;

18.1.2 Party B cannot pay off any debt due, including but not limited to suspension of payment, being included in the blacklist by a bank or a state agency;

18.1.3 Party B suspends business, closes down, dissolves, stops doing business for internal rectification, is deregistered or revoked with the business license, applies/is applied for bankruptcy and becomes bankrupt;

18.1.4 Party A has clear evidence that Party B has other circumstances that make the performance of this Agreement impossible;

18.1.5 Party B breaches its obligations set forth in this Agreement or has the circumstances suspend or terminate this Agreement.

Chapter VIII Communication

Article 19 Communication Information

19.1 Party A’s communication information is as follows:

Contact	Tel	Mobile	Email	Mailing address
Fan Bingbin	0574-87850795	13857885927	fbb0574@163.com	72 Zhongxing South Rd., Yinzhou Dist., Ningbo, Zhejiang
Xie Yuqin	0574-87850793	15657802770	xieyuqin0574@qq.com	72 Zhongxing South Rd., Yinzhou Dist., Ningbo, Zhejiang

19.2 Party B’s communication information is as follows:

Contact	Tel	Mobile	Email	Mailing address
Gao Youkang	028-84862226	18608039907	281225084@qq.com	No. 8, Checheng East 7 Road, Longquanyi Dist., Chengdu
Li Xing	028-84862226	13980070722	8465443@qq.com	No. 8, Checheng East 7 Road, Longquanyi Dist., Chengdu

19.3 If there is any change to the above communication method and contact information, the other party should be notified within 5 days after the change.

Article 20 Communication Method

20.1 Any notice, request or other communication sent by one party to this Agreement to the other party shall be deemed to have been served in the following circumstances:

20.1.1 If sent by express or registered mail, it will be deemed to be served three days after the express or the registered mail is sent;

20.1.2 If delivered by hand, it will be deemed to be served upon delivery;

20.1.3 If transmitted by fax, it will be deemed to be served upon the receipt of the confirmation signal from the other party’s machine.

20.1.4 If sent by e-mail, it will be deemed to be served when it is sent.

Chapter IX Confidentiality

Article 21 The parties shall strictly keep confidential the terms and conditions of this Agreement and the information obtained from the other party during the performance of this Agreement (hereinafter referred to as “Confidential Information”). No party may reveal or disclose (hereinafter collectively referred to as “Disclose”) any confidential information to any party other than the party hereto, without the prior written consent of the other party hereto, except as otherwise expressly provided in this Agreement.

Article 22 The confidentiality obligation referred to in the above paragraph does not apply to the following situations:

22.1 At the time of disclosure, the information is legally owned by the recipient;

22.2 At the time of disclosure, this information has been known to the public or has become part of the public knowledge and is not the result of a breach of this Agreement by the recipient;

22.3 When the recipient obtains the information, it has been independently developed by the recipient or obtained from other parties rather than the recipient, which obtain, directly or indirectly, from the disclosing party through the legitimate and legal channels.

22.4 Government agencies or regulatory authorities require information disclosure in accordance with relevant laws or administrative regulations.

Article 23 Any party who violates this confidentiality clause shall, in addition to the remedies available to the holder of the confidential information as stipulated by relevant laws and regulations, shall also be fully liable for the total loss suffered by the holder of the confidential information.

Article 24 The rights and obligations in this Chapter shall remain in force during the term of this Agreement and after the termination of this Agreement.

Chapter X Governing Law and Jurisdiction

Article 25 This Agreement and the rights and obligations of both parties hereunder shall be governed by and construed in accordance with the laws of the People’s Republic of China.

Article 26 The signing place of this Agreement is Tianning Building, No. 138, Zhongshan West Road, Ningbo, China. All disputes concerning this Agreement shall be settled through friendly negotiation in accordance with the provisions of this Agreement. If the negotiation fails, both parties may file a lawsuit with the people’s court with jurisdiction over the place where the agreement is signed.

Chapter XI Validity of this Agreement and Miscellaneous

Article 27 This Agreement shall enter into force on the date on which the representatives of both parties sign it and affix their official seals onto it. This Agreement is valid for 3 years. If the two parties agree to continue cooperation one month before the expiration of the agreement, a separate supplementary agreement shall be signed. The Financial Leasing Contract signed during the term of this Agreement, regardless of whether this agreement is terminated or not, does not affect Party B’s joint and several guarantee liability and repurchase guarantee liability for the overdue payment of the recommended customer.

Article 28 After the dissolution or termination of this Agreement, it does not affect the rights and obligations of both Party A and Party B under the business occurred before the termination. The clauses, in which this Agreement specifically stipulates validity continuation, shall remain valid as agreed after the termination.

Article 29 If this Agreement involves a branch of Party B, Party B shall issue Party A with the Business Authorization Letter in the format and content as shown in Annex III. After Party A’s approval, the branch may operate the related business. Party B fulfills its obligations in accordance with this Agreement, and Guarantors agree to provide the same guarantee.

Article 30 This Agreement is made in quadruplicate, and each of Party A and Party B shall hold two copies, each of which shall have the same legal effect.

Article 31 Matters not covered in this Agreement shall be subject to a supplementary agreement entered into by Party A and Party B on the principles of mutual benefit, mutual understanding and mutual accommodation and through friendly negotiation in accordance with relevant laws and administrative regulations. This Supplemental Agreement and the annexes thereto are an integral part of this Agreement and have the same legal effect.

Article 32 Annexes to this Agreement are as follows:

Annex I Repurchase Guarantee Commitment Letter

Annex II Repurchase Notice

Annex III Business Authorization Letter

Annex IV Seal Impressions Provided in Advance

Unless otherwise stated, the meaning of the terms in the above-mentioned annexes is consistent with the provisions of this Agreement.

Article 33 Except as otherwise provided in this Agreement, the termination of this Agreement shall not affect the financial leasing transactions between Party A and the Lessee under this Agreement, nor shall it affect Party B’s liability under this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

(This page is dedicated to signature.)

Party A: Huiyi Financing and Leasing (Tianjin) Co., Ltd. (Ningbo Branch) (Stamped)

Legal Representative/Authorized Representative (Signature):

Party B: Guobang (Chengdu) Financing and Leasing Co., Ltd. (Stamped)

Legal Representative/Authorized Representative (Signature): /s/ Gao Youkang

Guarantors (Signature or Seal):

Gao Youkang: /s/ Gao Youkang

Li Xing: /s/ Li Xing

Kong Lingping: /s/ Kong Lingping

Liu Guoping: /s/ Liu Guoping

Liu Tianjun: /s/ Liu Tianjun

Li Xiaojian: /s/ Liu Tianjun

Zhao Feng: /s/ Zhao Feng

Sichuan Cheling Auto Service Co., Ltd.: (stamped)

Mixixi International Trading (HK) Co., Limited: (stamped)

Sichuan Shidai Jincheng Automobile Trading Co., Ltd.: (stamped)

Hunan Chefenqi Automotive Service Co., Ltd.: (stamped)

Supplementary Agreement

of

Cooperation Agreement of Automotive Finance Leasing

Party A: Huiyi Financing and Leasing (Tianjin) Co., Ltd. (Ningbo Branch)

Party B: Guobang (Chengdu) Financing and Leasing Co., Ltd.

Party C: Gao Jikang, Sichuan Anhexin Automobile Service Co., Ltd., Liu Guoping and Kong Lingping

Party A and Party B decided to carry out automobile finance leasing business on January 29, 2018 based on their business advantages, and signed “Automotive Finance Leasing Business Cooperation Agreement”. In order to guarantee the legitimate rights and interests of Party A, the legal representative, actual controller and related companies and personnel of Party B shall voluntarily assume joint and several liability for all debts incurred under the automobile finance leasing business. Upon application by Party B, Party A agrees to change Party C in the original agreement. In this agreement, Party A, Party B and Party C signed a supplementary cooperation agreement relating to “Cooperation Agreement of Automotive Finance Leasing Business” (hereinafter referred to as the “original agreement”).

I. The guarantors in the original agreement of “Gao Jikang, Li Xing, Kong Lingping, Liu Guoping, Liu Tianjun, Li Xiaojian, Zhao Feng, Sichuan Cheling Auto Service Co., Ltd., Mississippi International Trade (Hong Kong) Co., Ltd., Sichuan Shidai Jincheng Auto Trading Co., Ltd., and Hunan Chefenqi Car Service Co., Ltd.” would be changed to “Gao Youkang, Sichuan Anerxin Automobile Service Co., Ltd., Liu Guoping. Kong Lingping” (that is, Party C), and Party C shall continue to take joint and several liability of all debts of Party B under the original agreement.

II. Upon the application of Party B, Party A agrees that the guarantee period of the original agreement guarantor will be changed to the period from January 29, 2018 to April 1, 2019, that is, Party A agrees to waive the guarantee liability of the guarantor in the original agreement after April 1, 2019. However, it still bears joint and several liability for the business between Party B and Party A before April 1st, 2019, in accordance with the agreement of the original agreement.

III. Party C has been very clear about all the contents agreed in the original agreement and all its responsibilities before the date of this agreement, and also clearly knows that it should assume responsibilities and performance obligations after signing this agreement. On the premise of clarifying contents of the original agreement, Party C, the companies and individuals voluntarily assume joint and several liability for the contents agreed upon under the original agreement, and the guarantee period shall be from January 29, 2018 to the date when cooperation under original agreement is terminated. .

IV. Party C guarantees that after signing this agreement, Party C cannot refuse to assume joint guarantee responsibility to Party A on the grounds that it is unclear of contents of the original agreement. Party A has the right to directly request Party C to bear the corresponding repayment obligation when the lessee or partner institution fails to pay as scheduled in original agreement, and Party C has no objection to this.

V. This Agreement is a supplemental agreement to the original agreement and has the same legal effect as the original agreement.

VI. Other terms not agreed in this Supplemental Agreement are all in accordance with relevant provisions of Cooperation Agreement of Automobile Finance Leasing.

VII. This Agreement is in triplicate and each is held by Party A, Party B and Party C, which is of the same legal effect.

Party A (seal)

Huiyi Financing and Leasing (Tianjin) Co., Ltd. (Ningbo Branch) (stamped)

Legal representative:

Party B (seal)

Guobang (Chengdu) Financing and Leasing Co., Ltd. (stamped)

Legal representative: /s/ Gao Youkang

Party C (seal)

Sichuan Anhexin Automobile Service Co., Ltd. (stamped)

/s/ Gao Youkang

/s/ Liu Guoping

/s/ Kong Lingping